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                      [PRICEWATERHOUSECOOPERS LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

Gentlemen,

We hereby consent to the incorporation by reference to our Report dated April 9, 1999, except for Note 12, which is as of October 6, 1999 relating to the Financial statements of FICS Group N.V. as incorporated in the Current Report on Form 8-K dated November 18, 1999.




PRICEWATERHOUSECOOPERS
---------------------------
PricewaterhouseCoopers Bredrijfrevisoren bevbs
Brussel, Belgium.
November 18, 1999